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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in Pre-Effective Amendment No. 2 to the registration statement on Form S-1 (File No. 333-34679) of our reports dated August 8, 1997 and August 15, 1997, on our audits of the financial statements of The Burridge Group Inc. and Gofen and Glossberg, Inc., respectively. We also consent to the references to our firm under the captions "Experts", "Summary Historical and Pro Forma and Financial Data" and "Selected Historical Financial Data".


                                             /s/ COOPERS & LYBRAND L.L.P.
                                          --------------------------------------
                                                 Coopers & Lybrand L.L.P.

Chicago, Illinois

October 7, 1997